UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  October 12, 2007

COMMISSION FILE NO.:  000-49933

BIOSTEM, INC.
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	95-4886472
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(STATE OR OTHER JURISDICTION OF INCORPORATION)	(IRS EMPLOYER IDENTIFICATION NO.)

200 HANNOVER PARK ROAD, SUITE 120, ATLANTA, GA 30350
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(770) 650-1733
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(ISSUER TELEPHONE NUMBER)

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Item 3.02 Unregistered Shares of Equity Securities

On October 12, 2007, BioStem, Inc. (the “Company”, “we”, “us”) entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company, and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of our common stock, to be issued after giving effect to a one-for forty reverse split of our common stock, as well as the divestment of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.

In order to complete the acquisition of JEI, we are also required to secure a release of the Company from the holders of our Senior Secured Convertible Debentures, as well as effect the conversion of our Junior Convertible Secured Debentures.  Accordingly, we entered into an Agreement to Purchase Subsidiaries and Cancel Shares with Marc Ebersole (our CEO and Director), Christine Ebersole (a Director and employee), and Scott Schweber (a Director), as well as the holders of our Senior Secured Convertible Debentures and our Junior Convertible Debentures (the “Subsidiary Purchase Agreement”).  According to the Subsidiary Purchase Agreement, Marc Ebersole, Christine Ebersole and Scott Schweber (the “Management Shareholders”) will release the Company from any and all claims they may have against the Company and its lenders, and will tender to the Company a total of 130,000,000 shares of our common stock for cancellation.  Our Senior Secured Debenture Holder will release the Company from its obligations under the Senior Debenture, and such obligations will remain obligations of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.  The holders of our Junior Debentures, which are convertible into 17,350,000 shares of common stock after giving effect to a one for forty reverse split, will convert their debentures into (i) 17,350,000 shares of common stock, and (ii) will be issued an additional 16,169,549 shares of common stock, and (iii) will be issued warrants to purchase 21,000,000 shares of common stock at an exercise price of $0.10 per share (all amounts reflect issuances after giving effect to the above mentioned reverse stock split).  Finally, the Company will transfer 100% of the outstanding capital stock of its two operating subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. to the Management Shareholders and the holders of our Junior Convertible Debentures.

The Management Shareholders, who own approximately 74% of our issued and outstanding common stock, have consented to an amendment to our Articles of Incorporation to effect a change of our name to Joytoto USA, Inc., as well as the completion of a one for forty reverse split of our common stock, both to be effective on October 31, 2007.  On the opening of business on October 31, 2007, the Company’s common stock will commence trading under the new symbol “JYTO”.

Immediately after the closing of the actions described above, the Company will appoint new officers and directors of the Company which have been designated by Joytoto Co., Ltd., and Marc Ebersole and Christine Ebersole will resign as officers and directors of the Company.

With respect to the securities being issued as described above, we claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

ITEM 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On October 12, 2007, Scott Schweber resigned as a member of the board of directors.  On October 31, 2007, assuming effectiveness of the Acquisition described herein, Marc Ebersole and Christine Ebersole will resign as members of the Board of Directors, and will appoint Cho, Seong Yong as President, CEO and Director, Cho, Seong Sam as CFO, Vice President, Secretary and Director, Choi, Doo Ho, as COO and Director, Um, San Yong as Internal Auditor.  Cho, Seong Yong and Cho, Seong Sam are brothers.

NEWLY APPOINTED DIRECTORS:
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Michael Cho, CEO of Joytoto USA Inc. / Joytoto America Inc. / Joytoto Technologies Inc.
Michael Cho (Seong Yong Cho), 39, has been the CEO of Joyon Co., Ltd. since December 1999. And Mr. Cho has been a director of Joytoto Co., Ltd. since December 2005. He served as the CEO of Joytoto Co., Ltd. from December 2005 to November 2006.  Prior to joining Joyon, Mr. Cho has was a director of Sam Electronics from 1988 to 1996 and the CEO of Korea Licensing from September 1996 to March 2002. He has provided consulting services related to game development for EA / Accolade / Inforgrams, Samsung, SSangyong, Diamond Ads and other companies since 1988. In recognition of his services, he received the prize of the Ministry of IC for the Software Industry Development on December 2000 and the prize of the Prime Minister for the Software Industry Development on December 2001.

David Choi, COO of Joytoto USA Inc. / Joytoto America Inc. / Joytoto Technologies Inc.
David Choi (Doo Ho Choi), 42, has been the internal auditor of Joytoto Co., Ltd. since December 2005, and he is currently a director of Joytoto Co., Ltd. Prior to joining Joytoto Co., Ltd., Mr. Choi was a director of Imine Co., Ltd. and was responsible for their global business division.  He was involved with electronic government business in Vietnam. He took office as the CEO and CTO until April 2002 after he established Webtrol Intractive Co., Ltd. in March 2000, and he developed a remote control system through internet for industrial boilers. He served as the CEO and CTO of Nextware Corporation until June 1999 after he established Nextware Corporation in August 1997, and he developed a three-dimensional graphic system and run a distribution business for computer systems. Since June 1985, he served in the Korean army as an officer and an official in a field of communication and security until August 1994. He has worked in a field of information and communication for the last 22 years.

Sam Cho, CFO of Joytoto USA Inc. / Joytoto America Inc. / Joytoto Technologies Inc.
Sam Cho (Seong Sam Cho), 42, has been the CEO of Joytoto Co., Ltd. since December 2006. And he has been a director of Joytoto Co. Ltd. since December 2005. He served as the COO of Joytoto Co., Ltd. from December 2005 to November 2006. He has been the Chairman of the Board of Joyon Co. Ltd., which is a subsidiary of Joytoto Co., since December 1999. Mr. Cho lectures on digital content and culture at the faculty of Sookmyung Women’s University as a professor. He also participates actively as a member of the committee for Ministry of Information & Communication and Ministry of Culture & Tourism of the Korean government.  Mr. Cho is a subcommittee member of the Federation of Korean Industries and Mirae Forum division of game department. He has been engaged in the IT industry for approximately 20 years.  He founded Sam Electronics Co., Ltd. in 1988. He received the prize of the Ministry of IC for the Software Industry Development on December 2001.

Item 8.01 Other Events

On October 12, 2007, we entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company, and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of our common stock, to be issued after giving effect to a one-for forty reverse split of our common stock, as well as the divestment of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.

In order to complete the acquisition of JEI, we are also required to secure a release of the Company from the holders of our Senior Secured Convertible Debentures, as well as effect the conversion of our Junior Convertible Secured Debentures.  Accordingly, we entered into an Agreement to Purchase Subsidiaries and Cancel Shares with Marc Ebersole (our CEO and Director), Christine Ebersole (a Director and employee), and Scott Schweber (a Director), as well as the holders of our Senior Secured Convertible Debentures and our Junior Convertible Debentures (the “Subsidiary Purchase Agreement”).  According to the Subsidiary Purchase Agreement, Marc Ebersole, Christine Ebersole and Scott Schweber (the “Management Shareholders”) will release the Company from any and all claims they may have against the Company and its lenders, and will tender to the Company a total of 130,000,000 shares of our common stock for cancellation.  Our Senior Secured Debenture Holder will release the Company from its obligations under the Senior Debenture, and such obligations will remain obligations of our two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.  The holders of our Junior Debentures, which are convertible into 17,350,000 shares of common stock after giving effect to a one for forty reverse split, will convert their debentures into (i) 17,350,000 shares of common stock, and (ii) will be issued an additional 16,169,549 shares of common stock, and (iii) will be issued a warrants to purchase 21,000,000 shares of common stock at an exercise price of $0.10 per share (all amounts reflect issuances after giving effect to the above mentioned reverse stock split).  Finally, the Company will transfer 100% of the outstanding capital stock of its two operating subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. to the Management Shareholders and the holders of our Junior Convertible Debentures.

Upon closing of the acquisition of JEI, the Company will issue to each of two consultants (i) 2,000,000 shares of the Company’s restricted common stock, and (ii) a seven year warrant to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.35 per share.  The warrants have piggyback registration rights.

The Management Shareholders, who own approximately 74% of our issued and outstanding common stock, have consented to an amendment to our Articles of Incorporation to effect a change of our name to Joytoto USA, Inc., as well as the completion of a one for forty reverse split of our common stock, both to be effective on October 31, 2007.  On the opening of business on October 31, 2007, the Company’s common stock will commence trading under the new symbol “JYTO”.

The Company issued a press release announcing the events described herein, which is attached to this Current Report on Form 8-K as an exhibit.

DESCRIPTION OF JEIJEI was formed in December 2006, and in 2007 acquired its two subsidiaries, Joytoto America, Inc. and Joytoto Technologies, Inc., both Nevada corporations, from Joytoto Co., Ltd. and Joyon Entertainment Co., Ltd.  Joytoto America is in the business of the commercial development and exploitation of online games through a Master License Agreement with Joyon Entertainment, Inc.  Joytoto America owns the rights to distribute and commercially exploit four online game titles which have been already successfully launched in Korea by Joyon Entertainment Co., Ltd.  Joytoto Technologies, Inc. is in the business of the design, manufacture and sale of electronic equipment, including specifically Digital Multimedia Devices including their popular MP3 products.  Joytoto Technologies entered into a Master License and Distribution Agreement with Joytoto Co., Ltd., pursuant to which it has the worldwide, exclusive right to distribute Joytoto Co., Ltd.’s MP3 products.  The parties have agreed that the sale of the MP3 products will be phased into Joytoto Technologies after all currently pending purchase orders are satisfied.  Joytoto Co., Ltd. has outstanding purchase orders with Best Buy, Inc., which it has been fulfilling on a monthly basis.

ITEM 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit 10.1	Stock Exchange Agreement, dated 10/12/07
Exhibit 10.2	Agreement to Purchase Subsidiaries and Cancel Shares, dated 10/12/07
Exhibit 99.1	Press Release dated 10/30/07

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioStem, Inc.

October 30, 2007

/S/ Marc Ebersole
Marc Ebersole
Chief Executive Officer